Filed Pursuant to Rule 424(b)(3)
Registration No. 333-250976

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (Subject to Completion) (To Prospectus dated December 9, 2020)	Dated February 3, 2021

                 Shares

Common Stock

We are offering              shares of our common stock. Our common stock is listed for trading on the Nasdaq Global Market under the symbol “QMCO.” On February 2, 2021, the last reported sale price of shares of our common stock was $7.26 per share.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to QMCO	$	$

(1)	See “Underwriting (Conflict of Interest)” for a description of the compensation payable to the underwriters, including reimbursable expenses.

We have granted the underwriters the option for a period of up to 30 days to purchase up to an additional              shares at the public offering price less the underwriting discount.

B. Riley Financial, Inc., the parent company of B. Riley Securities, Inc., and its affiliate have expressed an interest to purchase shares of common stock in this offering at the public offering price. Such indication of interest is not a binding agreement or commitment to purchase such shares and no binding agreement will be formed to purchase such shares prior to the execution of the underwriting agreement. In addition, the underwriters could determine to sell no shares to them.

The underwriters expect to deliver the shares against payment in New York, New York on or about February     , 2021.

Joint Book-Running Managers

B. Riley Securities	Oppenheimer & Co.

Co-Managers

Lake Street	Craig-Hallum	Northland Capital Markets

February     , 2021

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update, or change information contained in the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In addition, in this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the information contained in this prospectus supplement differs or varies from, or is inconsistent with, the information contained in the accompanying prospectus, or the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before investing in our common stock.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus supplement by any person in any jurisdiction if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical, and general publications, government data and similar sources.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Quantum,” “company,” “we,” “us” and “our” refer to Quantum Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a leader in storing and managing digital video and other forms of unstructured data. We help customers around the world to ingest, process, and analyze digital data at high speed, and preserve and protect it for decades. Our customers include some of the world’s largest corporations, government agencies, service providers, broadcasters, movie studios, sports leagues and teams, and enterprises in all industries. We work closely with a broad network of distributors, VARs, DMRs, OEMs and other suppliers to solve our customers most pressing business challenges.

Our Customer Solution

Our customers are typically managing and storing large amounts of digital video and other forms of “video-like” data such as high-resolution images. This data is generally referred to as “unstructured” data, and video and digital images represent the largest subset of this data. This unstructured data is growing rapidly, and already represents the vast majority of the data being created every day.

This data has unique requirements, and our portfolio has been designed to address these requirements end-to-end. When this data is first created, it requires very high-speed performance, which we provide using a combination of non-volatile memory express (“NVMe”), solid state drives (“SSD”), and hard disk drives (“HDD”). Once this data is ingested and processed, it typically needs to be stored and protected forever. We provide both object storage systems and tape storage systems for low-cost, long-term protection and archiving, and the complete solution is managed by our StorNext software. StorNext is both a high-speed file system as well as a data management platform. In addition to providing customers access to their data across the various types of storage systems above, StorNext can also move data to and from public cloud storage, which our customers are increasingly using as part of their overall data infrastructure.

We also offer a portfolio of products designed for video surveillance recording and storage, including a line of network video recording servers, and a line of hyperconverged storage systems for surveillance recording and management.

With the exception of our tape storage systems, which are based on hardware we have designed, all of our products are powered by our software, and run on commodified server hardware. Our product portfolio is increasingly software-defined, and our technology roadmap is moving to becoming completely software-defined.

We are a member of the consortium that develops, patents, and licenses Linear Tape-Open, (or “LTO® tape”) technology to media manufacturing companies. We receive royalty payments for LTO media technology sold under licensing agreements. We have also entered into various licensing agreements with respect to our technology, patents and similar intellectual property which provide licensing revenues in certain cases and may expand the market for products and solutions using these technologies.

Industry Background

Digital video and imaging data is growing exponentially, and in the next few years is likely to represent the vast majority of the data produced in the world. This class of data presents a unique set of challenges for our customers. These data sets are exponentially larger than the average corporate database, they need to be stored and protected for decades, and many of the data services designed for databases and other corporate applications do not work with this data. In addition, video and image data is very difficult to search, and yet it is the data that has the most value to the business lines of many of our customers. Lastly, these datasets typically have a lifecycle that initially requires very high performance for creation, intake, cataloging, analysis and collaboration, which then needs to be archived and protected for decades at a low cost. With these challenges in mind, our mission is to design products to address these needs, enabling our customers with solutions that will help them create, innovate and protect.

Some examples across the industries that we serve include:

•	The media and entertainment industry producing high-resolution content for movies and TV shows, including content in streaming services;

•	Large corporations producing video content for marketing and advertising, and for internal training and communication purposes;

•	Surveillance cameras for city surveillance, critical infrastructure, higher education, retail, restaurants, and more;

•	Scientific research and applications;

•	Life sciences, genome sequencing and microscopy;

•	Military and defense applications that manage images and video from drones and satellites;

•	Video, image, and sensor data captured on the manufacturing floor and;

•	Video, image, and sensor data produced by cars as part of ADAS and autonomous vehicle development.

Products

High-Performance Shared Storage Systems

At the core of our high-performance shared storage product line is our StorNext software that enables high-speed ingest, editing, processing and management of digital video and image datasets. Major broadcasters and studios, post-production companies including streaming services, sports franchises, and corporations around the world use StorNext.

Our StorNext software is both a shared file system and data management platform. StorNext provides fast streaming performance and data access, a shared file storage environment for macOS, Microsoft Windows, and Linux workstations, and intelligent data management to protect data across its lifecycle. StorNext runs on standard servers and is sold with storage arrays that are used within the StorNext environment. These storage arrays include:

•	The Quantum F-Series: A line of ultra-fast, highly available NVMe storage servers for editing, rendering, and processing of video content and other large unstructured datasets.

•	Quantum QXS-Series: A line of high performance, reliable hybrid storage arrays, offered with either HDDs, SSDs, or some combination of the two.

Customers are now deploying our StorNext file system with a combination of NVMe storage and more traditional SSD and HDD storage to balance cost and performance. Our StorNext software can also manage data across different types, or pools, of storage, such as public cloud object stores and disk-based object storage systems. StorNext supports a broad range of both private and public object stores to meet customer needs. For customers that archive video and image data for years, StorNext is also integrated with our tape storage, and can assign infrequently used but important data to tape to create a large-scale active archive.

Object Storage Systems

With the acquisition of the ActiveScale object storage business from Western Digital that was completed in March of 2020, we now offer leading object storage systems for massive-scale, online content repositories such as media archives, genome sequencing data repositories, and big data lakes. Our ActiveScale object storage provides high levels of data durability and facilitates the management of many petabytes and billions of objects. ActiveScale object storage software stores data in object format and uses patented erasure-encoding software to protect data across storage nodes and across multiple geographic sites.

Tape Storage

Our Scalar® tape systems are low-cost, long-term data storage used by large cloud providers and leading enterprises to archive and preserve digital content for decades. The product line scales from entry-level libraries for small backup environments up to massive petabyte and even exabyte scale archive libraries.

Our tape systems provide storage density, offline secure storage to protect against ransomware and malware, and an intelligent, advanced diagnostics engine designed to reduce downtime and operational expense relative to other tape systems. Our tape systems are used by thousands of enterprises around the world as well as by large cloud service providers. In addition to our tape systems, we also sell LTO tape cartridges as well as standalone LTO tape drives for small business and desktop use.

Backup Storage Systems

Our DXi backup systems provide high-performance, scalable storage for backup and multi-site disaster recovery. Our variable-length de-duplication technology maximizes data reduction, our replication engine enables multi-site protection and data recovery, and our high-efficiency design enables customers to maximize backup performance while minimizing data center footprint.

Storage Systems for Surveillance and Physical Security

We offer a broad portfolio of products designed for the capture and analysis of video surveillance and security. These products include network video recording servers, as well as hyperconverged storage systems for video surveillance management and recording. In addition, we offer appliances designed for video surveillance analytics and to run different types of access control systems.

Our strategy is to offer the broadest physical security server and storage portfolio available from any single supplier, with solutions designed and optimized for surveillance and physical security workloads, providing high performance and density, resulting in cost-effective solutions.

In-Vehicle Storage Systems

Our R-Series is a line of ruggedized, removable storage systems for in-vehicle data capture, mobile surveillance, and military applications. Our R-Series includes a removable storage magazine which allows data generated in the vehicle to be easily uploaded to a shared storage environment, such as our StorNext file system, for processing and analytics.

Services

We offer a broad range of services to complement our systems and technology, including managed services, implementation and training services, and support services for our customers around the world. Our customers are increasingly looking to purchase our technology using an as-a-service model, or different forms of managed services, and we now offer a full line of these services to meet these needs.

Corporate Information

Quantum was founded in 1980 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at 224 Airport Parkway, Suite 550, San Jose, CA 95110, and our telephone number is (408) 944-4000. Our website address is www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

All references in this prospectus to “Quantum,” the “company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Quantum” and the Quantum logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

THE OFFERING

Common stock offered by us	shares

Common stock to be outstanding immediately after the offering	shares

Option to purchase additional shares	We have granted the underwriters an option exercisable for 30 days from the date of this prospectus supplement to purchase up to an additional shares of common stock from us.

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters exercise in full their option to purchase additional shares).

We intend to use all of the net proceeds from this offering to repay a portion of the indebtedness owed under the Term Loan Credit and Security Agreement that we entered into on December 27, 2018 with U.S. Bank, National Association and the various lenders party thereto (as amended, the “Loan Agreement”). See “Use of Proceeds.”

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” on page S-8 of this prospectus supplement, on page 2 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	“QMCO”

Transfer Agent	Computershare Trust Company, N.A.

The number of shares of common stock to be outstanding immediately after this offering is based on 41,553,718 shares of our common stock issued and outstanding as of December 31, 2020, and exclude the following, all as of December 31, 2020:

•	4,646,266 shares of our common stock related to restricted stock units issuable upon the release of awards, with a weighted-average exercise price of $3.7843 per share;

•	10,560,616 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.88 per share;

•

up to an aggregate of 1,984,516 shares of our common stock reserved for future grant or issuance under our 2012 Long-Term Incentive Plan (the “2012 Plan”), and our Employee Stock Purchase Plan (the “ESPP”); and

•

Up to an aggregate of 770,000 shares of our common stock reserved for future grant or issuance under our 2021 Inducement Plan (the “Inducement Plan”), including 320,000 restricted stock units (“RSUs”) and 200,000 performance stock units (“PSUs”) that were issued to certain employees on February 1, 2021.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares or the outstanding options, vesting of the RSUs, or exercise of the warrants described above.

B. Riley Financial, Inc., the parent company of B. Riley Securities, Inc., and its affiliate have expressed an interest to purchase shares of common stock in this offering at the public offering price. Such indication of interest is not a binding agreement or commitment to purchase such shares and no binding agreement will be formed to purchase such shares prior to the execution of the underwriting agreement. In addition, the underwriters could determine to sell no shares to them.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to our Common Stock and this Offering

Our stock price has experienced significant volatility in the recent past, and this significant volatility may continue to occur and could cause the value of any investment in our common stock to decline.

Our stock price has been extremely volatile in the recent past and is likely to experience significant volatility in the future. The trading price of our common stock may fluctuate in response to a number of events and factors, many of which are beyond our control, such as:

•	quarterly variations in our results of operations;

•	failure to meet our expectations or the expectations of securities analysts and investors;

•	failure to comply with applicable regulatory requirements or any investigations or enforcement actions; related to a potential failure to comply with applicable regulations;

•	significant changes in our brand or reputation;

•	new products, services, innovations and strategic developments by our competitors or us, or business combinations and investments by our competitors or us;

•	changes in our capital structure, including issuance of additional debt or equity to the public, and the issuance of common stock upon exercise of our outstanding warrants;

•	announcement of major corporate transactions, including acquisition of businesses and assets;

•	large or sudden purchases or sales of stock by existing or new investors; and

•	the result of any litigation or governmental investigation, which could result in liabilities and reputational harm.

Other macro-economic forces also could affect our stock price, including:

•	changes in interest and exchange rates;

•	a continued widespread decline in the U.S. or global economy as a result of the continued impact of COVID-19 pandemic;

•	fluctuations in the stock market in general and market prices for technology companies in particular; and

•	tariffs or other trade barriers imposed by the U.S. Government on sales originating in or being shipped to countries with which we have on-going trade or other political conflicts.

Any of these events and factors may cause our stock price to rise or fall and may adversely affect our business and financing opportunities. In addition, there may be increased risk of securities litigation following periods of fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industries in particular, could have the effect of diverting management’s attention and could materially harm our business.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding immediately after this offering. If you purchase shares of common stock in this offering and based on a public offering price of $                per share, you will suffer immediate and substantial dilution of $                 per share with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a detailed discussion of the dilution you will incur if you purchase shares in this offering.

The sale or availability for sale of a substantial number of shares of our common stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our common stock in the public market, including after expiration of applicable lock-up periods and other legal restrictions on resale, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future. We, along with our directors and executive officers, have agreed that for a period of 60 days after the date of this prospectus supplement, subject to specified exceptions, we or they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. These lock-up agreements affect approximately 2,805,827 shares, or 6.8%, of our common stock based on 41,553,718 shares outstanding as of December 31, 2020. B. Riley Securities, Inc. (“B. Riley”), in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. Sales of stock by any of our directors and executive officers, or the perception or indication that such sales could occur, could have a material adverse effect on the trading price of our common stock.

All other outstanding shares of common stock will be freely tradable, without restriction, in the public market. If these shares are sold, the trading price of our common stock could decline. We are unable to predict what effect, if any, market sales of securities held by our significant stockholders, directors or officers or the availability of these securities for future sale will have on the market price of our common stock.

Future sales of our equity could result in significant dilution to our existing stockholders and depress the market price of our common stock.

It is likely that we will need to seek additional capital in the future and from time to time. If this financing is obtained through the issuance of equity securities, debt convertible into equity securities, options or warrants to acquire equity securities or similar instruments or securities, our existing stockholders will experience dilution in their ownership percentage upon the issuance, conversion or exercise of such securities and such dilution could be significant. Additionally, any new equity securities issued by us could have rights, preferences or privileges senior to those of our common stock. Any issuance by us or sales of our securities by our security holders, including by any of our affiliates, or the perception that such issuances or sales could occur, could negatively impact the market price of our securities. For example, if one or more of stockholders who own significant blocks of our common stock were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected. This could result in further potential dilution to our existing stockholders and the impairment of our ability to raise capital through the sale of equity, debt or other securities.

The interest of our current or potential significant stockholders may conflict with other stockholders and they may attempt to effect changes or acquire control, which could adversely affect our results of operations and financial condition.

Our stockholders may from time to time engage in proxy solicitations, advance stockholder proposals, acquire control or otherwise attempt to effect changes, including by directly voting their shares on stockholder proposals. Campaigns by stockholders to effect changes at publicly traded companies are sometimes led by investors seeking to increase short-term stockholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases or sales of assets or the entire company. Responding to proxy contests and other actions by activist stockholders can be costly and time-consuming, disrupting our operations and diverting the attention of our Board of Directors and senior management from the pursuit of business strategies. Additionally, uncertainty over our direction and leadership may negatively impact our relationship with our customers and make it more difficult to attract and retain qualified personnel and business partners. As a result, stockholder campaigns could adversely affect our results of operations and financial condition.

The COVID-19 pandemic could adversely affect our business, results of operations, and financial condition.

The ongoing COVID-19 pandemic and efforts to control its spread have impacted and will continue to impact our workforce and operations, and those of our strategic partners, customers, suppliers and logistics providers. These impacts have included and may include under-absorbed overhead, increased logistics and other costs and decreased product output. While our third-party partners are all currently operational, in some cases with exemptions from government restrictions, this is subject to change based on evolving conditions related to the pandemic.

The effects of the pandemic are uncertain and difficult to predict, but may include:

•

Further disruptions to our supply chain, our operations or those of our strategic partners, customers or suppliers caused by employees or others contracting COVID-19, or governmental orders to contain the spread of COVID-19 such as travel restrictions, quarantines, shelter in place orders, trade controls, and business shutdowns;

•

A global economic downturn or a recession causing a decrease in short- or long-term demand for our products, resulting in industry oversupply and decreases of average selling prices (“ASPs”), which would negatively impact our sales and profitability;

•

Deterioration of worldwide credit markets that may limit our ability or increase our cost to obtain external financing to fund our operations and capital expenditures and result in a higher rate of losses on our accounts receivables due to customer credit defaults;

•	Extreme volatility in financial markets which has and may continue to adversely impact our stock price and our ability to access the financial markets on acceptable terms, or at all;

•

Increased data security and technology risk as many employees transition to work from home arrangements, including possible outages to systems and technologies critical to remote work and increased data privacy risk with cybercriminals attempting to take advantage of the disruption; and

•	Management’s ongoing commitment of significant time, attention and resources to respond to the pandemic.

The degree to which the pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control which are highly uncertain and cannot be predicted at this time, including the severity and duration of the pandemic, the extent of actions to contain or treat COVID-19, the effectiveness of government stimulus programs, any possible resurgence of COVID-19 that may occur after the initial outbreak subsides, how quickly and to what extent normal economic and operating activity can resume, and the severity and duration of the global economic downturn that results from the pandemic. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in more detail in this “Risk Factors” section of this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein or therein, such as those relating to adverse global or regional conditions, our highly competitive industry, supply chain disruption, customer demand conditions and our ability to forecast demand, cost saving initiatives, our indebtedness and liquidity, and cyber-attacks.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. All statements other than statements of fact, including statements identified by words, terms, and phrases such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will,” “would,” and similar expressions or variations of these terms and similar phrases are forward-looking statements, and include, but are not limited to, statements regarding the following:

•	the anticipated impacts of the ongoing COVID-19 global pandemic;

•	the size and timing of expenditures and whether there are unanticipated expenditures;

•	our ability to manage the anticipated growth of our business, including our ability to recruit and retain key personnel;

•	our estimates and expectations regarding the sufficiency of our cash resources and ability to raise additional capital;

•	our ability to protect our intellectual property and the duration of any such protection, and operate our business without infringing upon the intellectual property rights of others;

•	our future financial and operating performance;

•	the impact of dilution and our anticipated use of the net proceeds from this offering;

•	our strategies, prospect, plans, expectations, and objectives;

•	our plan to terminate that certain At the Market Issuance Sales Agreement (the “ATM Agreement”) with B. Riley;

•	our anticipated operations, financial position, costs, or expenses;

•	statements regarding future economic conditions or performance;

•	statements concerning proposed new products, services, or developments;

•	statements of belief and any statement of assumptions underlying any of the foregoing; and

•	any other statements that are not historical fact.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under the “Risk Factors” section of this prospectus supplement, and the risks detailed in the accompanying prospectus, and the documents incorporated herein and therein by reference, as well the risks detailed in our SEC filings. Moreover, we operate in a competitive and changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not place undue reliance on these forward-looking statements. We discuss in greater detail in, and in the documents incorporated by reference into, this prospectus supplement and the accompanying prospectus, many of these risks, uncertainties, and assumptions under the headings “Risk Factors.” Additional cautionary statements or discussions of risks, uncertainties and assumptions that could affect our results or the achievement of the expectations described in forward-looking statements are also contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it was made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $                 million (or approximately $                 million if the underwriters exercise in full their option to purchase additional shares).

We currently intend to use all of the net proceeds from this offering to repay a portion of the indebtedness owed under the Loan Agreement, as required by the terms of the Loan Agreement and subject to a prepayment premium of 5.0% of the principal amount being repaid, as discussed below. As of December 31, 2020, there was $185.2 million aggregate principal amount outstanding under the Loan Agreement. Borrowings under the Loan Agreement bear interest at a rate per annum, at our option, equal to (a) the greater of (i) 3.00%, (ii) the Federal Funds Rate plus 0.50%, (iii) the LIBOR rate plus 1.0%, and (iv) the Prime Rate as quoted by the Wall Street Journal, plus an applicable margin of 9.00% or (b) LIBOR Rate plus an applicable margin of 10.00%. Interest on the borrowings under the Loan Agreement is payable quarterly. Principal payments of 0.25% of the original balance of the Loan Agreement are due quarterly beginning in the fiscal year ending March 31, 2022 with the remaining principal balance due at maturity on December 27, 2023. The interest rate applicable to our borrowings under the Senior Secured Term Loan as of December 31, 2020 was 12.0%.

We are permitted to prepay up to 50% of the aggregate principal amount of the outstanding Term Loan balance with cash proceeds of a public offering of our common stock at a prepayment premium of 5.0% of the principal amount being repaid (the “Equity Clawback”). The Loan Agreement also contains a prepayment penalty which is calculated based on (i) if prepayment occurs prior to 30-month anniversary of the closing date of the Loan Agreement (the “Closing Date”), the prepayment penalty is the present value of all required interest payments due on the loan that are prepaid from the date of prepayment through and including the 30-month anniversary of the Closing Date calculated based on the 3 month LIBOR Rate plus 10.00%, plus 5.0% of the amount of principal prepaid, (ii) if prepayment occurs between the 30-month anniversary of Closing Date through the third anniversary of the Closing Date, the prepayment penalty is 5.0% of the principal prepaid and (iii) if prepayment occurs between the third anniversary of the Closing Date through the fourth anniversary of Closing Date, the prepayment penalty is 2.0% of the principal prepaid (the “Prepayment Penalty”). There is no Prepayment Penalty after the fourth anniversary of the Closing Date. The Loan Agreement includes an exit fee of 2.0% of the aggregate principal amount repaid excluding amounts repaid that are subject to the Equity Clawback. In the event of a change in control, as defined in the Loan agreement, we are required to make a change in control premium payment equal to the greater of the Prepayment Penalty or 1.0% of the principal amount being repaid.

The Loan Agreement contains certain customary financial and other covenants, including requirements to prepay the loans in an amount equal to 100% of the net cash proceeds from certain assets dispositions, subject to certain reinvestment rights and other exceptions, and restrictions on the payment of dividends and certain other payments (subject to certain exceptions). Accordingly, we are required to apply the net proceeds from this offering toward repayment of the outstanding amount under the Loan Agreement. Amounts outstanding under the Loan Agreement may become due and payable upon the occurrence of specified events, which among other things include (subject to certain exceptions and cure periods): failure to pay principal, interest, or any fees when due; breach of any representation or warranty, covenant, or other agreement in the Loan Agreement; the occurrence of a bankruptcy or insolvency proceeding with respect us or any of our subsidiaries; any event of default with respect to other indebtedness involving an aggregate amount of $1.0 million or more; any lien created by the Loan Agreement or any related security documents ceasing to be valid and perfected; the Loan Agreement or any related security documents or guarantees ceasing to be legal, valid, and binding upon the parties thereto; or a change of control.

Pending application of the net proceeds as described above and unless we state otherwise in the applicable prospectus supplement, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is total tangible assets less total liabilities divided by the number of shares of common stock outstanding as of December 31, 2020.

Our historical net tangible book value as of December 31, 2020, was approximately $(202.9) million, or $(4.88) per share, based on 41,553,718 shares of our common stock outstanding as of that date.

After giving effect to the sale of                      shares of common stock by us, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020, would have been $                     million, or $                 per share. This represents an immediate increase in net tangible book value of $                     per share to existing stockholders and immediate dilution of $                     per share to investors in this offering, as illustrated by the following table:

Public offering price per share			$

Net tangible book value per share as of December 31, 2020		$(4.88)
Increase in net tangible book value per share attributable to investors participating in this offering	$

As adjusted net tangible book value per share after giving effect to this offering			$

Dilution per share to investors in this offering			$

If the underwriters exercise in full their option to purchase                      additional shares from us, the as adjusted net tangible book value per share after this offering would be $                     per share, the increase in net tangible book value per share to existing stockholders would be $                     per share and the dilution to new investors purchasing shares in this offering would be $                     per share.

The number of shares of common stock to be outstanding immediately after this offering is based on 41,553,718 shares of our common stock issued and outstanding as of December 31, 2020, and exclude the following, all as of December 31, 2020:

•	4,646,266 shares of our common stock related to restricted stock units issuable upon the release of awards outstanding, with a weighted-average exercise price of $3.7843 per share;

•	10,560,616 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.88 per share;

•	up to an aggregate of 1,984,516 shares of our common stock reserved for future grant or issuance under the 2012 Plan and the ESPP; and

•

Up to an aggregate of 770,000 shares of our common stock reserved for future grant or issuance under our Inducement Plan, including 320,000 RSUs and 200,000 PSUs that were issued to certain employees on February 1, 2021.

To the extent any options or warrants are exercised or restricted stock units vest, new options, restricted stock awards, restricted stock units or performance stock units are issued under our equity incentive plans and Inducement Plan, shares are purchased pursuant to the ESPP, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of these securities could result in further dilution to our stockholders.

B. Riley Financial, Inc., the parent company of B. Riley Securities, Inc., and its affiliate have expressed an interest to purchase shares of common stock in this offering at the public offering price. Such indication of interest is not a binding agreement or commitment to purchase such shares and no binding agreement will be formed to purchase such shares prior to the execution of the underwriting agreement. In addition, the underwriters could determine to sell no shares to them.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. This discussion does not address all aspects of U.S. federal income tax considerations relating thereto. This discussion also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, nor under U.S. federal gift and estate tax laws, except to the limited extent provided below. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, except to the limited extent provided below, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, holders subject to the alternative minimum tax or the Medicare contribution tax, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an IRS ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock.” Any such distribution will also be subject to the discussion below under the heading “FATCA Withholding.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange, or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) (or such lower rate as may be specified by an applicable income tax treaty) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•

our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation.” Generally, a corporation is a United States real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a United States real property holding corporation, or that we are likely to become one in the future. Even if we are or become a United States real property holding corporation, provided that our common stock is regularly traded on an established securities market, within the meaning of applicable Treasury Regulations, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of distributions on our common stock paid to such holder, whether or not such distribution is a dividend for U.S. federal income tax purposes, and the tax withheld, if any, with respect to such distributions. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, information reporting but not backup withholding will apply in a manner similar to dispositions effected through a U.S. office of a broker, if a non-U.S. holder sells our common stock through a non-U.S. office of a broker that is:

•	a U.S. person (including a foreign branch or office of such person),

•	a “controlled foreign corporation” for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business, or

•

a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Code, U.S. Treasury Regulations and other applicable guidance, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules and (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. Treasury regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible FATCA withholding on the gross proceeds from any sale or other disposition of shares of stock of a U.S. corporation, previously scheduled to apply beginning January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

B. Riley is acting as the representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, shares of our common stock set forth opposite that underwriter’s name at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.

Underwriter	Number of Shares
B. Riley Securities, Inc.
Oppenheimer & Co. Inc.
Lake Street Capital Markets, LLC
Craig-Hallum Capital Group, LLC
Northland Securities, Inc.

Total

The underwriters propose to offer the common stock directly to the public at the public offering price indicated on the cover page of this prospectus. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus. The shares of common stock are offered by the underwriters as stated in this prospectus, subject to receipt and acceptance and subject to their right to reject any order in whole or in part. The underwriters’ obligation to purchase the shares is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

The following table shows the total underwriting discounts that we will pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option to purchase additional shares of common stock.

Total
	Per Share	Without Option	With Option
Public offering price
Underwriting discounts
Proceeds, before expenses, to us

The underwriters may offer shares of common stock to securities dealers at the public offering price less a concession not in excess of $                per share. We estimate that the total expenses of the offering payable by us will be approximately $            . We will pay all of our expenses and costs in connection with this offering, including the underwriting discounts payable to the underwriters. In addition to the underwriting discounts, we have agreed to pay in cash to B. Riley a structuring fee of $                at closing, representing 0.625% of the gross proceeds of this offering. In addition, we also agreed to reimburse underwriters upon request for their reasonable out-of-pocket, accountable, bona fide expenses incurred in the offering, including any fees and disbursements of the representative’s legal counsel up to $85,000, provided that the total amount of such reimbursement shall not exceed $150,000 in the aggregate.

B. Riley Financial, Inc., the parent company of B. Riley Securities, Inc., and its affiliate have expressed an interest to purchase shares of common stock in this offering at the public offering price. Such indication of interest is not a binding agreement or commitment to purchase such shares and no binding agreement will be formed to purchase such shares prior to the execution of the underwriting agreement. In addition, the underwriters could determine to sell no shares to them.

Option to Purchase Additional Shares

We have granted to the underwriters an option to purchase up to         additional shares of common stock at the public offering price per share as shown in the table on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option in whole or in part at any time within 30 days after the date of the underwriting agreement. To the extent the underwriters exercise this option, the underwriters will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase such number of additional shares.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

Stabilization

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time. These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that it will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Conflicts of Interest

B. Riley Financial, Inc., the parent company of B. Riley is the beneficial owner of approximately 20.6% of our outstanding shares of Common Stock, including shares owned indirectly through B. Riley or other subsidiaries of B. Riley Financial, Inc. Under FINRA Rule 5121(f)(6), a beneficial owner of 10 percent or more of the outstanding common equity of an entity is deemed to “control” such entity. In addition, John A. Fichthorn, a member of our board of directors, was Head of Alternative Investments at B. Riley Capital Management, LLC, a wholly-owned subsidiary of B. Riley Financial, Inc., from April 2017 until May 2020. In May 2020, Mr. Fichthorn became a consultant for B. Riley Capital Management, LLC. Such consultancy concluded on November 30, 2020. As a result of its “control” of the Company under FINRA Rules, B. Riley is deemed to have a “conflict of interest” within the meaning of Rule 5121, and this offering will be conducted in accordance with the requirements of Rule 5121(a).

B. Riley and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, financing and brokerage activities. B. Riley and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

On November 25, 2020, we entered into the ATM Agreement with B. Riley, under which we may sell shares of common stock from time to time having an aggregate offering price of up to $50,000,000, depending upon market demand, with B. Riley acting as agent and/or principal for sales. No sales have occurred under the ATM Agreement. In connection with this offering, we intend to terminate the ATM Agreement.

In addition, in the ordinary course of their various business activities, B. Riley and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. B. Riley and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Lock-Up Agreement

We and our directors and executive officers (collectively, the “Locked-Up Stockholders”) have agreed with the underwriters, subject to certain exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock during the period from the date of this prospectus until 60 days after the date of this prospectus, except with the prior written consent of B. Riley. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

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offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock;

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock;

•	make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable for common stock; or

•	publicly disclose the intention to do any of the foregoing.

The foregoing restrictions do not apply to transactions relating to, among other exceptions, (i) the exercise or conversion of any stock option or warrant to purchase common stock respectively, outstanding as of the date of this prospectus, (ii) grants of employee stock options to purchase common stock pursuant to any of our benefit plans and any related issuances of common stock with respect to such awards, (iii) issuances of shares of common stock pursuant to an existing stock purchase plan or our equity incentive plan, (iv) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act; provided that no sales of the securities shall be made pursuant to such plan prior to the expiration of the lockup period, or (v) transfers of common stock by will or intestate succession. The Locked-Up Stockholders are further permitted to transfer common stock by gift, or to any trust for the direct or indirect benefit of such Locked-Up Stockholders, or the immediate family of the Locked-Up Stockholders, provided the transferee agrees to hold the shares of common stock subject to the restrictions applicable to the transferor described above.

Electronic Distribution

This prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders.

Other than this prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus, the documents incorporated herein and therein by reference or registration statement of which the prospectus forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The underwriters are not responsible for information contained in websites that they do not maintain.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “QMCO.”

Notice to Prospective Investors in Canada (Alberta, British Columbia, Manitoba, Ontario and Québec Only)

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares of common stock described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Securities in Canada are being made on a private placement basis only and are exempt from the prospectus requirement under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to us, the selling stockholder and each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP, Palo Alto, California.

EXPERTS

Armanino LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020, and the effectiveness of our internal control over financial reporting as of March 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Armanino LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site is http://www.sec.gov. You may also access the documents we file with the SEC on our website at www.quantum.com. The information on the SEC’s website and on our website are not part of this prospectus supplement or the accompanying prospectus, and any references to these websites or any other website are inactive textual references only.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, September 30, 2020, and December 31, 2020, filed on August 5, 2020, October 28, 2020, and January 27, 2021, respectively;

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our Current Reports on Form  8-K filed with the SEC on April  6, 2020, April  16, 2020, May 18, 2020, May 19, 2020, June 1, 2020, June  17, 2020, August  20, 2020, October  14, 2020, November  25, 2020, December  14, 2020, and February 3, 2021; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 29, 2020, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14, or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered herewith. You may request a copy of these filings, any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 550, San Jose, CA 95110 or (ii) by telephone, at (408) 944-4000. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.quantum.com. Information contained on our website and on the SEC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed from, our website or the SEC’s website as part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

We may offer and sell, from time to time, in one or more offerings, together or separately, our common stock, preferred stock, debt securities, warrants or any combination of the foregoing, either individually or as units composed of one or more of the other securities. We may also issue rights to purchase the securities offered in this prospectus. This prospectus provides you with a general description of the securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200,000,000.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Global Market under the symbol “QMCO.” The closing price of our common stock on December 8, 2020 was $5.35 per share.

See “Risk Factors” on page 2 of this prospectus in documents we incorporate by reference into this prospectus and included in or incorporated by reference into the accompanying prospectus supplement, to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 9, 2020.

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, any applicable free writing prospectus, and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find More Information,” and “Incorporation by Reference,” before making your investment decision.

All references in this prospectus to “Quantum,” the “company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Quantum” and the Quantum logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

QUANTUM CORPORATION

We are a leader in storing and managing digital video and other forms of unstructured data. We help customers around the world to ingest, process, and analyze digital data at high speed, and preserve and protect it for decades. Our customers include some of the world’s largest corporations, government agencies, service providers, broadcasters, movie studios, sports leagues and teams, and enterprises in all industries. We work closely with a broad network of distributors, VARs, DMRs, OEMs and other suppliers to solve our customers most pressing business challenges.

Quantum was founded in 1980 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at 224 Airport Parkway, Suite 550, San Jose, CA 95110, and our telephone number is (408) 944-4000. Our website address is https://www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Before deciding to invest in our securities, you should carefully consider the specific risk factors described under the heading “Risk Factors”included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement, contain forward-looking statements. All statements other than statements of historical fact, including statements regarding COVID-19’s anticipated impacts on our business, our future operating results and financial position, our business strategy and plans, our market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the documents referenced under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, any future events and trends we discuss may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of the document containing the forward-looking statement or to conform these statements to actual results or revised expectations. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities described in this prospectus for general corporate purposes. General corporate purposes may include working capital, capital expenditures, future acquisitions, and the repayment of indebtedness outstanding from time to time. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock and preferred stock. This description is only a summary. Our amended and restated certificate of incorporation, as amended, or the Certificate of Incorporation, and our amended and restated bylaws, as amended, or the Bylaws, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read the Certificate of Incorporation and the Bylaws for additional information before you invest in any of our securities. See “Where You Can Find More Information.”

Common Stock

Our Certificate of Incorporation provides that we may issue up to 125,000,000 shares of common stock, par value of $0.01 per share. As of September 30, 2020, 40,740,212 shares of our common stock were outstanding. Each holder of our common stock is entitled to one vote per share, except in the case of election of our directors. At all elections of our directors, each holder of stock or any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder sees fit. Our Board of Directors, subject to any restrictions contained in the Delaware General Corporation Law, or the DGCL, our Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Company and any qualifications or restrictions on our common stock created thereby, may declare and pay dividends upon the shares of our common stock. Our directors may set apart out of any of our available funds for dividends a reserve or reserves for any proper purpose and may abolish such reserve. We do not currently pay dividends on our common stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may designate and issue in the future. In the event of our liquidation, dissolution or winding, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Preferred Stock

Under the Certificate of Incorporation, without further stockholder action, our board of directors is authorized to issue from time to time up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, preferences and relative, participating, optional or other special rights thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.

Series B Junior Participating Preferred Stock

Under the Certificate of Incorporation, 1,000,000 shares of preferred stock are designated Series B Junior Participating Preferred Stock. Subject to the prior and superior right of holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock, the holders of shares of Series B Junior Participating Preferred Stock are entitled to receive when, as and if declared by the Company’s board of directors, accruing quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Payment Date after the first issuance of the Series B Junior Participating Preferred Stock. The amount of such payment will be equal to 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions. Our board of directors is required to declare a dividend payment on the Series B Junior Participating Preferred Stock immediately after it declares a dividend or distribution on our common stock.

Each share of Series B Junior Participating Preferred Stock is entitled to 1,000 votes on all matters upon which holders of our common stock are entitled to vote but otherwise have the same general voting rights as our common stock. Upon our liquidation, the holders of shares of Series B Junior Participating Preferred Stock are entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed to holders of Common Stock plus any accrued and unpaid dividends. Upon a consolidation, merger or similar transaction we are involved in, Series B Junior Participating Junior Preferred Stock will receive an amount per share equal to 1,000 times the aggregate amount of consideration for which each share of Common Stock received in such transaction.

As of October 26, 2020, there were no shares of preferred stock, including Series B Junior Participating Preferred Stock, outstanding.

Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws

Certain provisions of the DGCL, the Certificate of Incorporation and the Bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring us. These provisions, which are summarized below, may have the effect of discouraging takeover bids, coercive or otherwise. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of the board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

The Bylaws provide that stockholders may not take action by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. The Certificate of Incorporation and Bylaws further provide that special meetings of stockholders may be called only by our board of directors, the chairperson of the board of directors, if there be one, or the president, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

The Bylaws provide advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Delaware anti-takeover statute

We are a Delaware corporation and subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” transaction with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in the manner described below.

Section 203 restrictions do not apply if: (i) the business combination or transaction is approved by our board of directors before the date the interested stockholder obtained the status as “interested”; (ii) upon consummation of the transaction that resulted in the stockholder obtaining the status, the stockholder owned at least 85% of the shares of stock entitled to vote in the election of directors, or the Voting Stock, excluding those shares owned by our directors who are also our officers, and held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer; or (iii) on or after the date the interested stockholder obtained its status, the business combination is approved by our board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock that is not owned by the interested stockholder. Generally, an “interested stockholder” is a person who, together with its affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s Voting Stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Listing on The Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “QMCO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare. The transfer agent’s address is 510 Burrard Street, Vancouver, BC V6C 3B9, Canada.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

General Terms of the Indenture

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title or designation of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the place or places where the principal of, premium and interest on the debt securities will be payable , where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	whether the debt securities are to be issued at any original issue discount, or OID, and the amount of discount with which such debt securities may be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	information with respect to book-entry procedures;

•	whether the debt securities will be subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

•	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

•	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•

failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us

•	add any additional events of default;

•

add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees with respect to or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•

evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•

modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•

make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus, either independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities.

The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	title of the warrants;

•	aggregate number of the warrants;

•

the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•

the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the price or prices at which the warrants will be issued;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

You should read any prospectus supplement related to the units being offered, as well as the complete unit agreements that contain the terms of the units. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities composing the units will be separately transferable;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update, or change the terms and conditions of the rights as described in this prospectus. We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers, or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers, or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and the applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in the applicable prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by any prospectus supplement, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock to be issued will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered under this prospectus has been passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 31, 2020, and the effectiveness of our internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We also file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can access this information through our website at www.investors.quantum.com. The SEC maintains a website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference into this prospectus the documents and information listed below:

•	our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 24, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, filed with the SEC on August 5, 2020, and September 30, 2020, filed with the SEC on October 28, 2020;

•

our Current Reports on Form 8-K filed with the SEC on April 6, 2020 (with respect to Item 1.01 only), April  16, 2020, May 18, 2020, May  19, 2020, June 1, 2020, June  17, 2020, August  20, 2020, October  14, 2020; and November 25, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 2, 2020; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 29, 2020, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until we terminate the offering of our common stock made by this prospectus.

Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requestor. To request this information, please contact us (i) in writing, at Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 550, San Jose, CA 95110 or (ii) by telephone, at (408) 944-4000.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.quantum.com.

                Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

B. Riley Securities	Oppenheimer & Co.

Co-Managers

Lake Street	Craig-Hallum	Northland Capital Markets

                    , 2021